Exhibit 99.(d)(2)

SEEBEYOND TECHNOLOGY CORPORATION

1998 STOCK PLAN

STOCK OPTION AGREEMENT*

Unless otherwise defined herein, the terms defined in the 1998 Stock Plan (formerly known as the Software Technology Corporation 1998 Stock Plan) shall have the same defined meanings in this Stock Option Agreement.

I.              NOTICE OF STOCK OPTION GRANT

                [Optionee’s Name and Address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	___ Incentive Stock Option

___ Nonstatutory Stock Option

Term/Expiration Date:

                Vesting Schedule:

This Option shall be exercisable, in whole or in part, in accordance with the following schedule:

*  Employees subject to tax in The Netherlands and Switzerland will be restricted to a cashless sell-all method of exercise.

[FOR OPTION EXCHANGE:  50% of the Shares subject to the Option shall vest on the one-year anniversary of the Date of Grant, and 4.166% of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates.]

                Termination Period:

This Option may be exercised for three months after Optionee ceases to be a Service Provider.  Upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be a Service Provider.  In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.            AGREEMENT

A.            Grant of Option.

                The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

B.            Exercise of Option.

(a)           Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b)           Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be completed by the Optionee and delivered to [Title] of the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C.            Method of Payment.

                Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.           cash; or

2.           check; or

3.           consideration received by the Company under a formal cashless exercise program implemented by the Company in connection with the Plan; or

4.           surrender of other Shares which (i) in the case of Shares acquired either directly or indirectly from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

5.           to the extent permitted by the Administrator, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price.

D.            Non-Transferability of Option.

                This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.             Term of Option.

                This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.             Tax Obligations.

(a)           Withholding Taxes.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)           Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

G.            Entire Agreement; Governing Law.

                The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

H.            NO GUARANTEE OF CONTINUED SERVICE.

                OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

                By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	SEEBEYOND TECHNOLOGY CORPORATION

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

SEEBEYOND TECHNOLOGY CORPORATION

1998 STOCK PLAN

EXERCISE NOTICE

SeeBeyond Technology Corporation

181 West Huntington Drive

Monrovia, CA 91016

Attention:  [Title]

1.             Exercise of Option.  Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of SeeBeyond Technology Corporation (the “Company”) under and pursuant to the 1998 Stock Plan (the “Plan”) and the Stock Option Agreement dated, _____ (the “Option Agreement”).  Subject to adjustment in accordance with Section 12 of the Plan, the purchase price for the Shares shall be $_____, as required by the Option Agreement.

2.             Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price for the Shares.

3.             Representations of Purchaser.  Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.             Rights as Shareholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

5.             Tax Consultation.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.             Entire Agreement; Governing Law.  The Plan and Option Agreement are incorporated herein by reference.  This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER:	SEEBEYOND TECHNOLOGY CORPORATION

Signature	By

Print Name	Title

Address:	Address:

181 West Huntington Drive

Monrovia, CA 91016

Date Received

2

SEEBEYOND TECHNOLOGY CORPORATION

1998 STOCK PLAN

NOTICE OF GRANT OF STOCK PURCHASE RIGHT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

                [Grantee’s Name and Address]

You have been granted the right to purchase Common Stock of the Company, subject to the Company’s Repurchase Option and your ongoing status as a Service Provider (as described in the Plan and the attached Restricted Stock Purchase Agreement), as follows:

Grant Number

Date of Grant

Price Per Share	$

Total Number of Shares Subject to This Stock Purchase Right

Expiration Date:

YOU MUST EXERCISE THIS STOCK PURCHASE RIGHT BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES.  By your signature and the signature of the Company’s representative below, you and the Company agree that this Stock Purchase Right is granted under and governed by the terms and conditions of the 1998 Stock Plan and the Restricted Stock Purchase Agreement, attached hereto as Exhibit A-1, both of which are made a part of this document.  You further agree to execute the attached Restricted Stock Purchase Agreement as a condition to purchasing any shares under this Stock Purchase Right.

GRANTEE:	SEEBEYOND TECHNOLOGY CORPORATION

Signature	By

Print Name	Title